PARK ELECTROCHEMICAL CORP.
                          NEWS RELEASE
Contact:  Murray Stamer                      5 Dakota Drive
                                             Lake Success, NY 11042
                                             (516) 354-4100

        PARK ELECTROCHEMICAL REPORTS SECOND QUARTER RESULTS

LAKE  SUCCESS,  New York, October 1, 2003......Park Electrochemical
Corp. (NYSE-PKE) reported sales of $47,127,000 for the second quarter ended August 31, 2003 compared to $56,901,000 for the second quarter of last year. Park's sales for the first six months were $97,097,000 compared to last year's first six months' sales of $113,462,000. Park reported a net loss of $1,046,000 for the current year's second quarter, before a non-recurring, pre-tax gain of $33,088,000 related to the previously announced payment by Delco Electronics Corporation of the judgment against Delco in favor of Park's subsidiary, Nelco Technology, Inc., in its lawsuit filed against Delco and also before pre-tax charges of $6,504,000 related to the previously announced realignment of the Company's North American FR-4 business operations. For last year's second quarter, Park reported a net loss of $633,000, before a non-recurring, pre-tax gain of $3,170,000 related to the sale of its Dielectric Polymers, Inc. subsidiary. For the six months ended August 31, 2003, Park reported a net loss of $2,097,000 (before the non-recurring, pre-tax gain referred to above and pre-tax realignment charges of $14,580,000) compared to a net loss of $1,269,000 for last year's first six months (before the non-recurring, pre-tax gain of $3,170,000 discussed above). Before the gain from the Delco lawsuit and the realignment charges, Park's basic and diluted losses per share were $.05 for the second quarter and $.11 for the six months ended August 31, 2003 compared to losses per share, before special items, of $.03 and $.06 basic and diluted, respectively, for the comparable periods in the prior year. For the quarter and six months ended August 31, 2003, after the gain from the Delco lawsuit and the realignment charges, Park reported net earnings of $19,038,000 and $10,587,000, respectively, and diluted earnings per share of $0.95 and $0.53, respectively, compared to net earnings of $1,587,000 and $951,000, respectively, and diluted earnings per share of $0.08 and $0.05, respectively, for the comparable quarter and six months in the prior year.

Brian Shore, Park's President and CEO, said, "For reasons which are not completely clear to us, business has recently improved in North America. At this time, we do not fully understand whether this recent improvement is sustainable, and the near-term future for our industry in North America continues to be unclear to us. In
Europe, the electronics manufacturing industry climate is essentially unchanged (which means it is poor) except for the highest technology segment of the industry. (This highest technology segment of the European industry has also recently improved.) In Asia, our company focuses very carefully on the higher technology segment of the electronics manufacturing industry. We have historically steered clear and we continue to steer clear of the high-volume, lower-technology commodity segment of the Asian electronics manufacturing industry. The very high-end segment of the Asian electronics manufacturing industry seems to be doing reasonably well at this time. We are proceeding with the completion of the current expansion and upgrading of our Singapore manufacturing facility, and we continue to seriously explore and develop our "next step" for investment in China."

Brian Shore concluded, "Although business has recently improved in certain regions, the industry environment continues to be very difficult. There are times when it seems to me that there is almost no logic left to the way in which our industry functions. In some respects, I feel it is really quite sad what our industry has come to. But, enough for my reflections on our very strange industry. At the end of the day, nothing has really changed for us, because, as I have explained to you over and over again, we are long-term players and we are in this thing for the distance and come what may. As was the case last quarter and the quarter before that and the quarter before that and will be the case this quarter and next quarter and every quarter to come so long as I have anything to say about it, our mission will be to do everything we can every day to make our business better, to enhance and build lasting and enduring fundamental value for our business and to help our precious customers succeed. This is what we do. This is all we know. Life is simple for us."

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 478-6251.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 2:00 p.m. EDT on Friday, October 3, 2003. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 696665 or on the Company's website at www.parkelectro.com under the caption "Investor Conference Calls".

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles ("GAAP") financial measures. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude non-recurring gains and realignment charges in order to assist its shareholders and other readers in assessing the company's operating performance. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Certain portions of this press release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park's expectations. Such factors include, but are not limited to, general conditions in the electronics industry, Park's competitive position, the status of Park's relationships with its customers, economic conditions in international markets, the cost and availability of utilities, and the various factors set forth under the caption "Factors That May Affect Future Results" after Item 7 of Park's Annual Report on Form 10-K for the fiscal year ended March 2, 2003.

Park Electrochemical Corp. is a leading global designer and producer of electronic materials used to fabricate complex multilayer printed circuit boards and interconnection systems. Park specializes in advanced materials for high layer count circuit boards and high speed digital broadband telecommunications, internet and networking applications. Park's electronic materials business operates through fully integrated business units in Asia, Europe and North America. The Company's manufacturing facilities are located in Singapore, China, Germany, France, Connecticut, New York, Arizona and California. Park's electronic materials business operates under the "Nelco" name.

Additional corporate information is available on the World Wide Web at www.parkelectro.com and www.parknelco.com.

The performance table (in thousands, except per share amounts - unaudited):

    For the 13 Weeks Ended                 8/31/03  9/01/02
          Net Sales                        $47,127  $56,901
          Net Earnings                     $19,038  $ 1,587

          Shares Outstanding:
             Basic                          19,759   19,669
             Diluted                        19,943   20,013

          Earnings Per Share:
             Basic                         $  0.96   $ 0.08
             Diluted                       $  0.95     0.08

          Net Loss and Loss Per Share Before Special Items:
          Net Loss                         $(1,046)  $ (633)
          Loss Per Share:
             Basic and Diluted             $ (0.05)  $(0.03)

    For the 26 Weeks Ended                 8/31/03   9/01/02
          Net Sales                        $97,097  $113,462
          Net Earnings                     $10,587  $    951

          Shares Outstanding:
             Basic                          19,734    19,665
             Diluted                        19,856    20,094

          Earnings Per Share:
             Basic                          $ 0.54    $ 0.05
             Diluted                        $ 0.53    $ 0.05


          Net Loss and Loss Per Share Before Special Items:
          Net Loss                         $(2,097)  $(1,269)
          Loss Per Share:
             Basic and Diluted              $(0.11)   $(0.06)

The comparative balance sheets (in thousands):
                                            8/31/03   3/02/03
                                          (Unaudited)
     Assets
        Current Assets
         Cash and Temporary Investments    $191,689  $162,935
         Accounts Receivable, Net            27,200    30,272
         Inventories                         11,349    12,688
         Other Current Assets                 6,613     4,690

            Total Current Assets            236,851   210,585

        Fixed Assets, Net                    86,815    90,503
        Other Assets                            511       454

             Total                         $324,177  $301,542

Liabilities and Stockholders' Equity
         Current Liabilities
          Accounts Payable                 $ 14,323  $ 15,145
          Accrued Liabilities                33,094    21,790
          Income Taxes Payable                9,435     3,376

             Total Current Liabilities       56,852    40,311

        Deferred Income Taxes                 2,805     4,539
        Deferred Pension Liability
         and Other                           11,132    10,991

            Total Liabilities                70,789    55,841

        Stockholders' Equity                253,388   245,701

            Total                          $324,177  $301,542
        Equity Per Share                     $12.82    $12.48

 Detailed operating information (in thousands - unaudited):
                                13 Weeks Ended        26 Weeks Ended
                              8/31/03   9/01/02     8/31/03    9/01/02
 Before Special Items:
  Net Sales                  $ 47,127  $ 56,901   $  97,097   $113,462
  Cost of Sales                42,510    50,692      87,829    100,992
    %                           90.2%     89.1%       90.5%      89.0%
  Gross Profit                  4,617     6,209       9,268     12,470
    %                            9.8%     10.9%        9.5%      11.0%
  Selling, General and
  Administrative Expenses       6,861     7,884      13,761     15,995
    %                           14.6%     13.8%       14.1%      14.1%
  Loss from Operations         (2,244)   (1,675)     (4,493)    (3,525)
    %                           -4.8%     -2.9%       -4.6%      -3.1%
  Other Income                    750       771       1,497      1,713
    %                            1.6%      1.3%        1.5%       1.5%
  Pre-Tax Loss from Operations (1,494)    (904)      (2,996)    (1,812)
    %                           -3.2%    -1.6%        -3.1%      -1.6%
  Income Tax Benefit             (448)    (271)        (899)      (543)
    Effective Tax Rate          30.0%    30.0%        30.0%      30.0%
  Net Loss from Operations     (1,046)    (633)      (2,097)    (1,269)
    %                           -2.2%    -1.1%        -2.2%      -1.1%

 Special Items:
  Delco Lawsuit                33,088         -       33,088          -
    %                           70.2%         -        34.1%          -
  Gain on Sale of Dielectric
   Polymers, Inc.                  -      3,170           -       3,170
    %                              -       5.6%           -        2.8%
  Realignment Charges         (6,504)         -     (14,580)          -
    %                         -13.8%          -      -15.0%           -
  Pre-Tax Special Items       26,584      3,170      18,508       3,170
    %                          56.4%       5.6%       19.1%        2.8%
  Income Tax Provision         6,500        950       5,824         950
    Effective Tax Rate         24.5%      30.0%       31.5%       30.0%
  After-Tax Special Items     20,084      2,220      12,684       2,220
    %                          42.6%       3.9%       13.1%        1.9%

 After Special Items:
  Pre-Tax Earnings            25,090      2,266      15,512       1,358
    %                          53.2%       4.0%       16.0%        1.2%
  Income Tax Provision         6,052        679       4,925         407
    Effective Tax Rate         24.1%      30.0%       31.7%       30.0%
  Net Earnings              $ 19,038    $ 1,587   $  10,587     $   951
    %                          40.4%       2.8%       10.9%        0.8%

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Park Electrochemical Corp.
5 Dakota Drive
Lake Success, NY 11042